UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
FORM 8-K
________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
February 17, 2018
Date of Report (date of earliest event reported)
 _________________________________________________________
salesforce.com, inc.
(Exact name of registrant as specified in its charter)
__________________________________________________________

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Landmark @ One Market, Suite 300
San Francisco, CA 94105
(Address of principal executive offices)
Registrant’s telephone number, including area code: (415) 901-7000
N/A
(Former name or former address, if changed since last report)
 ________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 17, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of salesforce.com, inc. (the “Company”) approved changes to the compensation arrangements of Mr. Marc Benioff, our principal executive officer; Mr. Mark Hawkins, our principal financial officer; and Messrs. Keith Block, Alexandre Dayon and Parker Harris, each a named executive officer (collectively, the “Named Executive Officers”).

The table below sets forth the annual base salary and annual target bonus for the Named Executive Officers that will be effective as of February 1, 2018 for fiscal year 2019. The bonus amounts will be determined based upon achievement of a mix of Company and individual performance objectives pursuant to the Company’s Kokua Bonus Plan.

Name	Annual Base Salary for Fiscal Year 2019	Annual Target Bonus for Fiscal Year 2019
Marc Benioff	1,550,000	200%
Keith Block	1,250,000	100%
Parker Harris	1,000,000	100%
Alexandre Dayon	900,000	100%
Mark Hawkins	900,000	100%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 23, 2018	salesforce.com, inc.

/s/ Amy Weaver
Amy Weaver President, Legal, General Counsel and Secretary